UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2026 (June 24, 2026)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7310 North 16th St, Suite 135, Phoenix, AZ 85020
(Address of principal executive offices, including zip code)

(602) 264-1375
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SCCO	New York Stock Exchange Lima Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2026, Southern Copper Corporation (the “Company”) completed a registered public offering (the “Offering”) of U.S.$1.25 billion aggregate principal amount of its 5.350% notes due 2036 (the “Notes”).  The Notes will bear interest from June 24, 2026, payable semi-annually on June 24 and December 24 of each year, beginning on December 24, 2026. The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No.333-296778) and the Prospectus included therein, filed with the Securities and Exchange Commission on June 15, 2026 and supplemented by the Prospectus Supplement dated June 16, 2026.  The Offering resulted in net proceeds, after deducting estimated offering expenses and underwriters’ discounts of approximately U.S.$2,500,000, of approximately U.S.$1,241,262,500.  The net proceeds from this Offering will be used by Southern Peru Copper Corporation, Sucursal del Perú, our Peruvian branch (“SPCC”), for the development of the Tia Maria project, the financing of the capital expenditure program of SPCC, and/or for general corporate purposes of SPCC, including but not limited to working capital (and expenses due in the short term).

On June 16, 2026, the Company entered into an Underwriting Agreement, dated June 16, 2026 (the “Underwriting Agreement”), with BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Santander US Capital Markets LLC (collectively, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes.  Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public.  The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Pursuant to an Indenture, dated April 16, 2010 (the “Indenture”), between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”), the Company and the Trustee entered into a Seventh Supplemental Indenture dated as of June 24, 2026 (the “Seventh Supplemental Indenture”).  The Seventh Supplemental Indenture provides for the issuance, and set forth the terms of, the Notes.  The Indenture and the Seventh Supplemental Indenture contain covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets.  The Company may issue additional debt from time to time pursuant to the Indenture.

The foregoing description of the Underwriting Agreement, the Seventh Supplemental Indenture is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1 and 4.1 hereto, respectively, and incorporated herein by reference.

A validity opinion issued by the Company’s counsel with respect to the Notes sold in the Offering is filed as Exhibit 5.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On June 25, 2026, the Company issued a press release announcing the completion of the Offering.  A copy of the press release is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1
Underwriting Agreement, dated June 16, 2026, among Southern Copper Corporation and BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Santander US Capital Markets LLC, as underwriters.

4.1
Seventh Supplemental Indenture, dated as of June 24, 2026, between Southern Copper Corporation and Computershare Trust Company, National Association, as trustee, pursuant to which the Notes were issued.

4.2	Form of 5.350% Notes due 2036 (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

99	Press Release of the Company dated June 25, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Julián Jorge Lazalde Psihas
	Name:	Julián Jorge Lazalde Psihas
	Title:	Secretary

Date: June 25, 2026

EXHIBIT INDEX

Exhibit Number	Description
1
Underwriting Agreement, dated June 16, 2026, among Southern Copper Corporation and BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and Santander US Capital Markets LLC, as underwriters.

4.1
Seventh Supplemental Indenture, dated as of June 24, 2026, between Southern Copper Corporation and Computershare Trust Company, National Association, as trustee, pursuant to which the 5.350% Notes due 2036 were issued.

4.2	Form of 5.350% Notes due 2036 (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

99	Press Release of the Company dated June 25, 2026.